Exhibit 99.1

Development Update: U.S. FDA Grants Breakthrough Designation to CytoSorb for Removal of Ticagrelor During Cardiopulmonary Bypass in Emergent and Urgent Cardiothoracic Surgery

MONMOUTH JUNCTION, N.J., April 20, 2020 -- CytoSorbents Corporation (NASDAQ: CTSO), a critical care immunotherapy leader commercializing its CytoSorb® blood purification technology to treat cytokine storm and deadly inflammation in critically-ill and cardiac surgery patients around the world, announced that the U.S. Food and Drug Administration (FDA) has granted Breakthrough Designation to CytoSorb for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery. The Breakthrough Devices Program provides for more effective treatment of life-threatening or irreversibly debilitating disease or conditions, in this case the need to reverse the effects of ticagrelor in emergent or urgent cardiac surgery that can otherwise cause a high risk of serious or life-threatening bleeding. Through Breakthrough Designation, FDA will work with CytoSorbents to expedite the development, assessment, and regulatory review of CytoSorb for the removal of ticagrelor, while maintaining statutory standards of regulatory approval (e.g., 510(k), de novo 510(k) or premarket approval (PMA)) consistent with the Agency’s mission to protect and promote public health.

Ticagrelor (Astra Zeneca - Brilinta®, Brilique®) is one of the most commonly used anti-platelet drugs or “blood thinners” to reduce the risk of cardiac death, heart attacks, and strokes in patients with acute coronary syndrome (ACS; i.e., situations where the blood supplied to the heart is suddenly blocked) or a history of a heart attack. It is also used to reduce the rate of stent thrombosis in patients who have been stented for treatment of ACS. However, when patients on ticagrelor require emergent cardiac surgery (e.g., coronary artery bypass graft surgery or CABG, dissecting aortic aneurysm repair, infective endocarditis, etc.), the risk of serious or life-threatening bleeding and complications is very high. There are no approved or cleared therapies in the U.S. to rapidly reverse the effects of, or remove ticagrelor in these patients.

Mr. Vincent Capponi, Chief Operating Officer of CytoSorbents stated, “We are excited to receive FDA Breakthrough Designation of CytoSorb for the removal of ticagrelor during emergent and urgent cardiothoracic surgery. This breakthrough designation represents another constructive regulatory step forward on the heels of the recent Emergency Use Authorization (EUA) granted by FDA for use of CytoSorb in critically-ill COVID-19 patients. We believe this represents an important step towards our goal of obtaining U.S. regulatory approval of CytoSorb for this indication. Following the E.U. approval of CytoSorb to remove ticagrelor during cardiothoracic surgery, we believe this Breakthrough Designation presents a unique opportunity to accelerate the approval process and availability of CytoSorb in the U.S., where no other alternatives are approved. We appreciate the Agency’s positive decision and look forward to working with them to define the regulatory path for approval.”

Dr. Phillip Chan, MD, PhD, Chief Executive Officer of CytoSorbents added, “Ticagrelor is a blockbuster anti-platelet agent that is used widely in patients with ischemic cardiac disease, but is also associated with significant bleeding risk. For example, in the “Study of Platelet Inhibition and Patient Outcomes (PLATO) trial, the incidence of “major fatal/life-threatening” CABG-related bleeding in patients admitted with signs and symptoms of a heart attack, who were administered ticagrelor as part of dual-antiplatelet therapy, was approximately 65% in patients who required emergent CABG within a day, and more than 40% in patients who underwent urgent CABG within two to four days of receiving the last dose of ticagrelor. Of the three major P2Y12 platelet inhibitors - clopidogrel, ticagrelor, and prasugrel - it is currently believed that only the effect of ticagrelor is theoretically reversible. However, because of the absence of an effective reversal agent, this safety advantage has never been realized. We have already reported on a landmark observational study that showed the potential for a significant reduction in bleeding risk, and another study highlighting an approximate $5,000 projected costs savings, when CytoSorb is used with patients on ticagrelor undergoing emergent cardiac surgery, in comparison to patient outcomes when CytoSorb was not used. As we seek to leverage our E.U. approval abroad, we look to collaborate with the FDA under this Breakthrough Designation for the potential benefit of patients here as well.”

For more information about the FDA Breakthrough Devices Program and how it can facilitate collaboration with the FDA and the Company, please see the section below.

About FDA Breakthrough Devices Program and Breakthrough Designation

The Breakthrough Devices Program was established to expedite the development and prioritize the review of certain medical devices that provide for more effective treatment or diagnosis of life-threatening or irreversibly debilitating diseases or conditions. Under this program, the FDA can assign Breakthrough Designation to those devices:

1)	That provide for more effective treatment or diagnosis of life-threatening or irreversibly debilitating human disease or conditions; and
2)	(A)	that represent breakthrough technologies;
(B)	for which no approved or cleared alternatives exist;
(C)	that offer significant advantages over existing approved or cleared alternatives, including the potential, compared to existing approved alternatives, to reduce or eliminate the need for hospitalization, improve patient quality of life, facilitate patients’ ability to manage their own care (such as through self-directed personal assistance), or establish long-term clinical efficiencies; or
(D)	the availability of which is in the best interest of patients.

Specifically, the FDA may:

1)	Prioritize review of regulatory submissions for devices designated as breakthrough (including pre-submissions, investigational device exemption (IDE) applications, and marketing submissions);
2)	Provide for interactive and timely communication on regulatory submissions (including pre-submissions, IDE applications, and marketing submissions) through review team support and senior management engagement;
3)	Use timely post-market data collection when scientifically appropriate for devices that require premarket approval;
4)	Take steps to ensure that the design of clinical trials is as efficient and flexible as practicable, when scientifically appropriate; and
5)	Expedite the review of manufacturing and quality systems compliance, as applicable.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 58 countries around the world, as an extracorporeal cytokine adsorber designed to reduce the "cytokine storm" or "cytokine release syndrome" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® has been used in more than 80,000 human treatments to date. CytoSorb has received FDA Emergency Use Authorization in the United States for use in critically-ill COVID-19 patients with imminent or confirmed respiratory failure, in defined circumstances. CytoSorb has also been granted FDA Breakthrough Designation for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of nearly $29 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM), the U.S. Army, U.S. Special Operations Command (USSOCOM), the U.S. Air Force, Air Force Material Command (USAF/AFMC) and others. The Company has numerous products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and multiple applications pending, including CytoSorb-XL™, HemoDefend™, VetResQ™, K+ontrol™, ContrastSorb, DrugSorb, and others.  For more information, please visit the Company's websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, our ability to leverage designation of CytoSorb as a breakthrough device under the FDA’s Breakthrough Devices Program in order to expedite the development, assessment, and regulatory review of CytoSorb, as well as the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 5, 2020, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements, particularly in light of the current coronavirus pandemic, where businesses can be impacted by rapidly changing state and federal regulations, as well as the health and availability of their workforce. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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CytoSorbents Contact:
Amy Vogel
Investor Relations
(732) 398-5394
avogel@cytosorbents.com

Investor Relations Contact:
Jeremy Feffer
LifeSci Advisors
917-749-1494
jeremy@lifesciadvisors.com

Public Relations Contact:
Eric Kim
Rubenstein Public Relations
212-805-3052
ekim@rubensteinpr.com

SOURCE CytoSorbents Corporation

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